Exhibit 99.1

The Digital Engagement Company

FOR IMMEDIATE RELEASE

Bridgeline Digital Announces Financial Results for Second Quarter and First Six Months

of Fiscal 2014

Subscription and Perpetual License Revenue Increased 30%

Recurring Revenue Increased 23%

Burlington, Mass., May 15, 2014 - Bridgeline Digital, Inc. (NASDAQ: BLIN), The Digital Engagement Company™, today announced financial results for its second quarter ended March 31, 2014.

“While we are disappointed in our short-term results, Bridgeline continues to execute against its long-term strategic plan to strengthen and grow a high traction, scalable iAPPS business model”, said Thomas Massie, Bridgeline Digital’s President and Chief Executive Officer.  “With our growing backlog now exceeding $20M, we look forward to significant iAPPS SaaS revenue growth in Fiscal 2015 and beyond”.

Second Quarter Highlights:

●	Subscription and perpetual license revenue increased 30% to $1.3 million in the second quarter of 2014, compared to $1.0 million in the second quarter of fiscal 2013.

●

In March, we entered into a three year iAPPSds agreement with a leading healthcare communications technology company. The total value of the three year agreement is over $7 million, and over 94% of the revenue related to the agreement will be recognized as SaaS license fees, beginning in fiscal 2015.

●	Achieved record new bookings of $12.2 million in the second quarter of 2014, compared to $7.1 million in the second quarter of fiscal 2013.

●	Recurring revenue increased 23% to $1.6 million in the second quarter of 2014, compared to $1.3 million in the second quarter of fiscal 2013.

First Six Months Highlights:

●	Subscription and perpetual license revenue increased 61% to $2.9 million for the first six months of 2014, compared to $1.8 million for the comparable period of fiscal 2013.

●	Recurring revenue increased 32% to $3.3 million in the first six months of 2014, compared to $2.5 million in the first six months of fiscal 2013.

●	Achieved new bookings of $18.5 million in the first six months of 2014, compared to $15 million in the first six months of 2013.

●	Consistent with our long term strategy, revenue from our legacy business decreased 45% in the first six months of fiscal 2014, compared to the first six months of fiscal 2013.

Fiscal 2014 Outlook

For fiscal 2014, revenue is expected to be approximately $24 to $24.5 million, and our iAPPS related revenue is expected to be approximately $20 million, an increase from $18.7 million in fiscal 2013.

Conference Call Information

Bridgeline Digital will host a conference call to discuss first quarter and fiscal 2014 results at 4:30 p.m. ET today. To listen to the conference call, please dial (877) 837-3910 within the U.S. or (973) 796-5077 for international callers.

Non-GAAP Financial Measures

This press release contains the following non-GAAP financial measures: non-GAAP adjusted net income, non-GAAP adjusted earnings per diluted share, Adjusted EBITDA and Adjusted EBITDA per diluted share.

Non-GAAP adjusted net income and non-GAAP adjusted earnings per diluted share are calculated as net income or net income per share on a diluted basis, excluding, where applicable, amortization of intangible assets, stock-based compensation and the related tax effects.

Adjusted EBITDA and Adjusted EBITDA per diluted share are defined as earnings before interest, taxes, depreciation and amortization and stock-based compensation charges. Bridgeline uses non-GAAP adjusted net income and Adjusted EBITDA as supplemental measures of our performance that are not required by, or presented in accordance with, accounting principles generally accepted in the United States (“GAAP”).

Bridgeline’s management does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in the Company's financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management about which expenses and income are excluded or included in determining these non-GAAP financial measures. In order to compensate for these limitations, Bridgeline management presents non-GAAP financial measures in connection with GAAP results. Bridgeline urges investors to review the reconciliation of its non-GAAP financial measures to the comparable GAAP financial measures, which is included in this press release, and not to rely on any single financial measure to evaluate Bridgeline's financial performance.

Our definitions of non-GAAP adjusted net income and Adjusted EBITDA may differ from and therefore may not be comparable with similarly titled measures used by other companies, thereby limiting their usefulness as comparative measures. As a result of the limitations that non-GAAP adjusted net income and Adjusted EBITDA have as an analytical tool, investors should not consider them in isolation, or as a substitute for analysis of our operating results as reported under GAAP.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

All statements included in this press release, other than statements or characterizations of historical fact, are forward-looking statements. These forward-looking statements are based on our current expectations, estimates and projections about our industry, management's beliefs, and certain assumptions made by us, all of which are subject to change. Forward-looking statements can often be identified by words such as "anticipates," "expects," "intends," "plans," "predicts," "believes," "seeks," "estimates," "may," "will," "should," "would," "could," "potential," "continue," "ongoing," or similar expressions, and variations or negatives of these words. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions, including, but not limited to, the impact of the weakness in the U.S. and international economies on our business, our inability to manage our future growth effectively or profitably, fluctuations in our revenue and quarterly results, our license renewal rate, the impact of competition and our ability to maintain margins or market share, the limited market for our common stock, the volatility of the market price of our common stock, the performance of our products, our ability to respond to rapidly evolving technology and customer requirements, our ability to protect our proprietary technology, the security of our software, our dependence on our management team and key personnel, our ability to hire and retain future key personnel, or our ability to maintain an effective system of internal controls as well as other risks described in our filings with the Securities and Exchange Commission. Any of such risks could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement. We expressly disclaim any obligation to update any forward-looking statement.

About Bridgeline Digital

Bridgeline Digital, The Digital Engagement Company™, enables its customers to maximize the performance of their mission critical websites, intranets, and online stores. Bridgeline’s iAPPS® web engagement platform deeply integrates Content Management, eCommerce, eMarketing, Social Media management, and Web Analytics to help marketers deliver online experiences that attract, engage and convert their customers across all digital channels. Bridgeline provides end-to-end Digital Engagement solutions and boasts an award-winning team of interactive services professionals. Headquartered in Burlington, Mass, with nine additional locations throughout the United States and a .NET development center in Bangalore, India. Bridgeline has thousands of quality customers that range from small and medium-sized organizations to Fortune 1000 companies. To learn more, please visit www.bridgeline.com or call (800) 603-9936.

Contact:

Bridgeline Digital, Inc.

Michael Prinn

Executive Vice President

& Chief Financial Officer

781.497.3016

mprinn@bridgeline.com

BRIDGELINE DIGITAL, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Dollars in thousands, except share and per share data)

(Unaudited)

	Three Months Ended March 31,		Six Months Ended March 31,
	2014	2013	2014	2013
Revenue:
Digital engagement services	$3,610	$4,489	$8,159	$9,339
Subscription and perpetual licenses	1,307	1,024	2,884	1,811
Managed service hosting	385	491	772	1,047
Total revenue	5,302	6,004	11,815	12,197

Cost of revenue:
Digital engagement services	2,669	2,494	5,172	5,248
Subscription and perpetual licenses	452	247	849	415
Managed service hosting	68	76	152	148
Total cost of revenue	3,189	2,817	6,173	5,811
Gross profit	2,113	3,187	5,642	6,386

Operating expenses:
Sales and marketing	1,928	2,164	4,038	3,998
General and administrative	1,167	946	2,198	2,300
Research and development	579	247	1,102	379
Depreciation and amortization	551	390	1,005	814
Total operating expenses	4,225	3,747	8,343	7,491
Loss from operations	(2,112)	(560)	(2,701)	(1,105)
Interest expense, net	(167)	(59)	(334)	(135)
Loss before income taxes	(2,279)	(619)	(3,035)	(1,240)
Provision for income taxes	35	68	56	89
Net loss	$(2,314)	$(687)	$(3,091)	$(1,329)

Net loss per share:
Basic and diluted	$(0.13)	$(0.05)	$(0.17)	$(0.09)
Number of weighted average shares outstanding:
Basic and diluted	17,794,609	14,878,361	17,894,425	14,830,488

BRIDGELINE DIGITAL, INC.

CONSOLIDATED BALANCE SHEETS

(Dollars in thousands, except share and per share data)

(Unaudited)

ASSETS
	March 31, 2014	September 30, 2013
Current Assets:
Cash and cash equivalents	$3,455	$2,830
Accounts receivable and unbilled revenues, net	3,438	3,194
Prepaid expenses and other current assets	846	963
Total current assets	7,739	6,987
Equipment and improvements, net	2,752	3,065
Intangible assets, net	1,887	1,517
Goodwill	23,141	23,777
Other assets	1,526	1,631
Total assets	$37,045	$36,977

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$1,500	$1,746
Accrued liabilities	1,086	1,093
Accrued earnouts, current	668	561
Debt, current	12	1,165
Capital lease obligations, current	376	397
Deferred revenue	2,386	1,960
Total current liabilities	6,028	6,922
Accrued earnouts, net of current portion	554	950
Debt, net of current portion	6,194	4,725
Capital lease obligations, net of current portion	436	544
Other long term liabilities	1,092	1,088
Total liabilities	14,304	14,229

Commitments and contingencies

Stockholders' equity:
Preferred stock - $0.001 par value; 1,000,000 shares authorized; none issued and outstanding	-	-
Common stock - $0.001 par value; 30,000,000 shares authorized; 21,825,510 and 18,313,765 shares issued and outstanding, respectively	22	18
Additional paid-in-capital	47,411	44,206
Accumulated deficit	(24,405)	(21,314)
Accumulated other comprehensive loss	(287)	(162)
Total stockholders' equity	22,741	22,748
Total liabilities and stockholders' equity	$37,045	$36,977

BRIDGELINE DIGITAL, INC.

RECONCILIATION OF GAAP TO NON-GAAP RESULTS

(Dollars in thousands, except per share data)

	Three Months Ended		Six Months Ended
	March 31,		March 31,
	2014	2013	2014	2013
Reconciliation of GAAP net loss to
non-GAAP adjusted net loss:
GAAP net loss	$(2,314)	$(687)	$(3,091)	$(1,329)
Amortization of intangible assets	216	118	341	274
Stock-based compensation	125	152	167	279
Non-GAAP adjusted net loss	$(1,973)	$(417)	$(2,583)	$(776)

Reconciliation of GAAP net loss per diluted share to
non-GAAP adjusted net loss per diluted share:
GAAP net loss per share	$(0.13)	$(0.05)	$(0.17)	$(0.09)
Amortization of intangible assets	0.01	0.01	0.02	0.02
Stock-based compensation	0.01	0.01	0.01	0.02
Non-GAAP adjusted net loss	$(0.11)	$(0.03)	$(0.14)	$(0.05)

Reconciliation of GAAP net loss to Adjusted EBITDA:
GAAP net loss	$(2,314)	$(687)	$(3,091)	$(1,329)
Provision for income tax	35	68	56	89
Interest expense, net	167	59	334	135
Amortization of intangible assets	216	118	341	274
Depreciation	325	272	647	540
EBITDA	(1,571)	(170)	(1,713)	(291)
Other amortization	152	35	272	79
Stock-based compensation	125	152	167	279
Adjusted EBITDA	$(1,294)	$17	$(1,274)	$67

Reconciliation of GAAP net loss per diluted share to
Adjusted EBITDA per diluted share:
GAAP net loss per share	$(0.13)	$(0.05)	$(0.17)	$(0.09)
Provision for income tax	0.00	-	-	-
Interest expense, net	0.01	-	0.02	0.01
Amortization of intangible assets	0.01	0.01	0.02	0.02
Depreciation	0.02	0.02	0.04	0.04
Other amortization	0.01	-	0.01	-
Stock-based compensation	0.01	0.02	0.01	0.02
Adjusted EBITDA	$(0.07)	$0.00	$(0.07)	$0.00